IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE DANIMER SCIENTIFIC, INC.	) )	c.a. no. 2023-____-___

verified petition for relief pursuant to 8 del. c. § 205

Petitioner Danimer Scientific, Inc. (“Danimer” or the “Company”), by and through its undersigned counsel, brings this petition pursuant to 8 Del. C. § 205, seeking to have this Court validate a potentially defective corporate act as follows:

nature of the action

1.
The Company petitions this Court seeking relief similar to that several other public entities have recently sought from this Court. In particular, the Company seeks to validate its Fourth Amended and Restated Certificate of Incorporation of the Company (Exhibit A, “New Certificate of Incorporation”) adopted in connection with its business combination with Live Oak Acquisition Corp. in December 2020, which, among other things, increased the aggregate number of authorized shares of Common Stock of the Company. While a majority of the then-outstanding shares of Class A Common Stock and Class B Common Stock each voted in favor of the adoption of the New Certificate of Incorporation, separate votes of holders of Class A Common Stock and holders of Class B Common Stock were not expressly sought in connection with the adoption of the New Certificate of Incorporation, and this Court’s decision in Garfield v. Boxed, Inc., 2022 WL 17959766 (Del. Ch. Dec. 27,

2022), creates uncertainty as to the validity of the adoption of the New Certificate of Incorporation, threatening the Company with irreparable harm as described more fully herein.
2.
Under 8 Del. C. § 242 and the Company’s Third Amended and Restated Certificate of Incorporation, dated May 5, 2020 (Exhibit B, the “Old Certificate of Incorporation”), the holders of a majority of the outstanding shares of Common Stock of the Company were required to approve an amendment to the Old Certificate of Incorporation to increase the aggregate number of authorized shares of Common Stock.
3.
Pursuant to its proxy statement dated December 16, 2020 (Exhibit C, the “2020 Proxy Statement”), the Company solicited stockholder approval to adopt the New Certificate of Incorporation, which would, among other things, (i) have the effect of reclassifying all Class A Common Stock shares and Class B Common Stock shares into a single class of Class A Common Stock (such reclassification, the “Reclassification”) and (ii) increase the number of authorized shares of Common Stock of the Company from 110 million to 200 million (the “Common Stock Increase Amendment”). The 2020 Proxy Statement stated that approval of the New Certificate of Incorporation required “the affirmative vote of holders of a majority of [the Company’s] outstanding shares of [the Company’s] Class A Common Stock and [the Company’s] Class B Common Stock, voting as a single class.”

4.
On December 29, 2020, the New Certificate of Incorporation, which changed the Company’s name to “Danimer Scientific, Inc.” and implemented the amendments approved at the special meeting of stockholders held on December 28, 2020 (the “Special Meeting”), including the Common Stock Increase Amendment, was filed with the Delaware Secretary of State. On the same day, the business combination with Live Oak Acquisition Corp. closed. Since that time, the Company’s Common Stock has traded on the New York Stock Exchange under the ticker symbol “DNMR.”
5.
At the time of the filing of the New Certificate of Incorporation, the Company held the view that the amendments were legally and validly adopted under the terms of the Old Certificate of Incorporation and Section 242(b)(2) of the General Corporation Law of the State of Delaware (“DGCL”). Section 242(b)(2) provides in relevant part:

The holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class . . . . The number of authorized shares of any such class or classes of stock may be increased or decreased . . . by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote irrespective of this subsection, if so provided in the . . . certificate of incorporation . . . .

Section 242(b)(2) thus provides that an amendment to change the number of authorized shares of a class of stock requires a separate vote of such class unless the certificate of incorporation contains a so-called “Section 242(b)(2) opt-out” provision. Despite not having a “Section 242(b)(2) opt-out” provision, the Company and the board of directors believed that the Common Stock Increase Amendment was effective because under the unambiguous language of the Old Certificate of Incorporation, the Class A Common Stock was not a separate class of Common Stock, but was a series of the class of Common Stock.

6.
On December 27, 2022, this Court issued an opinion in Garfield v. Boxed, Inc. that calls into question whether the Class A Common Stock was a series of the class of Common Stock or a separate class of stock, and thus the vote required to adopt the Common Stock Increase Amendment. Like this case, the defendant company in Boxed had sought stockholder approval to amend its certificate of incorporation to increase the number of authorized shares of Common Stock in connection with a de-SPAC transaction. 2022 WL 17959766, at *1. Before the stockholder vote, the plaintiff wrote a letter to the company board asserting the proposed voting structure for the amendment violated the Class A common stockholders’ voting rights under Section 242(b). Id. The company amended its merger agreement and supplemented its proxy statement to require the separate vote of the holders of its Class A common stock for approval of the amendment. Id. The plaintiff filed an action in this Court seeking attorneys’ fees and expenses for the benefits he allegedly conferred on the company and its stockholders by facilitating this change. Id. In determining whether the plaintiff had conferred a corporate benefit worthy of fees and expenses, the Court considered whether the plaintiff’s demand was meritorious – i.e., whether a combined vote of both Class A and Class B common stock would have violated Section 242(b)(2). Id. at *4. The Court held, in the context of a fee application, that the plaintiff’s claim that Section 242(b)(2) required a separate Class A vote for the amendment was meritorious when made. Id.
7.
While the Court’s merits discussion in Boxed is not a final ruling on the merits, the decision suggests that the Court would view the Company’s Class A Common Stock as a separate class of capital stock and not as a series of Common Stock.
8.
As a result of Boxed, the validity of the New Certificate of Incorporation and the shares of Common Stock issued or to be issued, in reliance on the effectiveness of the New Certificate of Incorporation has become and will remain uncertain absent relief from this Court.
9.
The Company therefore brings this action pursuant to 8 Del. C. § 205, seeking this Court’s assistance in validating the New Certificate of Incorporation and any shares of Common Stock issued in reliance on the effectiveness of the New Certificate of Incorporation.

FACTUAL ALLEGATIONS

10.
The Company is a Delaware corporation originally formed as a SPAC under the name Foxhound Merger Corp. on May 24, 2019. On January 15, 2020, the Company changed its name to Live Oak Acquisition Corp. (“Live Oak”). On October 3, 2020, the Company entered into an Agreement and Plan of Merger (as amended by Amendment No. 1 thereto, dated as of October 8, 2020, and Amendment No. 2 thereto, dated as of December 11, 2020, the “Merger Agreement”), pursuant to which Live Oak’s wholly-owned subsidiary, Green Merger Corp., would merge with and into Meredian Holdings Group, Inc., with Meredian Holdings Group, Inc. surviving the merger (the “Merger”).
11.
Since the Merger, the Company, now named Danimer Scientific, Inc., has been a publicly traded biotechnology company that manufactures environmentally friendly biopolymer plastics.
A.
The Proxy Statement
12.
On December 16, 2020, the Company filed the 2020 Proxy Statement identifying seven proposals to be voted on at the Special Meeting, including Proposal No. 2 to adopt the New Certificate of Incorporation. The 2020 Proxy Statement did not specifically require or solicit a separate vote of the holders of Class A Common Stock.

13.
In the 2020 Proxy Statement, the Company noted that the purpose of the increase in the number of authorized shares was:

[T]o have sufficient shares to complete the Business Combination and have additional authorized shares to support is growth and to provide flexibility for future corporate needs.

Ex. C at 106.

B.
The Special Meeting
14.
There were 25,000,000 shares of Common Stock outstanding and entitled to vote at the Special Meeting. See Ex. C at 65. Of the outstanding Common Stock, there were 20,000,000 shares of Class A Common Stock and 5,000,000 shares of Class B Common Stock. Id. As disclosed in the Company’s December 28, 2020 Form 8-K (Exhibit D, the “Voting Results Form 8-K”), the New Certificate of Incorporation received the affirmative vote of 16,923,911 shares, a majority of the 25 million shares entitled to vote. Ex. D at 2. As a result of this affirmative vote, the Company believed that the New Certificate of Incorporation had received the requisite stockholder approval.
15.
Moreover, even if every share of Class B Common Stock outstanding on the record date was present and voted in favor of the proposal, Proposal No. 2, approving the New Certificate of Incorporation, received approval from a majority of the shares of Class A Common Stock outstanding on the record date. At the Special Meeting, 16,954,778 shares of Common Stock were present and a total of

16,923,911 shares of Common Stock voted in favor of Proposal No. 2. Assuming all the holders of Class B Common Stock were present and voted in favor, at least 11,923,911 of the 20,000,000 shares of Class A Common Stock (that is, a majority of the shares of Class A Common Stock outstanding on the record date), voted in favor of the New Certificate of Incorporation.
16.
As disclosed in a Form 8-K dated December 29, 2020 (Exhibit E, the “Merger Closing Form 8-K”), the Company proceeded to file the New Certificate of Incorporation with the Delaware Secretary of State and to consummate the Merger on December 29, 2020. As a result of the Reclassification, each of the then issued and outstanding shares of Class A Common Stock and Class B Common Stock of Live Oak automatically converted on a one-for-one basis into a share of Class A Common Stock of the combined company. As of February 24, 2023, 101,889,600 shares of Class A Common Stock were issued and outstanding, 3,914,525 shares of Common Stock were reserved for issuance upon exercise of outstanding private warrants, 15,846,393 shares were reserved for issuance under equity incentive plans, 2,403,392 shares were reserved for issuance under employee stock purchase plans, and 22,050,040 shares were reserved for issuance upon conversion of the Company’s outstanding 3.250% Convertible Notes due 2026 at the original conversion rate. While the current number of shares of Class A Common Stock issued and outstanding does not necessarily exceed the combined approved amount of Class A Common Stock and Class B Common Stock prior to the Reclassification, accounting for shares reserved for issuance exceeds the 110 million authorized shares of Common Stock provided for in the Old Certificate of Incorporation.
C.
The Court’s Authority Under Section 205(a)
17.
Under Section 205(a)(3) of the DGCL, this Court has the authority to “[d]etermine the validity and effectiveness of any defective corporate act not ratified . . . pursuant to § 204.” 8 Del. C. § 205(a)(3). Further, under Section 205(a)(4), this Court may “[d]etermine the validity of any corporate act or transaction and any stock, rights or options to acquire stock.” 8 Del. C. § 205(a)(4). A defective corporate act includes any act or transaction purportedly taken by or on behalf of the corporation that is within the power of a corporation, but is void or voidable due to a failure of authorization. A failure of authorization includes, among other things, the failure to authorize or effect an act or transaction in compliance with the DGCL, the company’s certificate of incorporation, or any disclosure set forth in any proxy or consent solicitation statement, if and to the extent such failure would render such act or transaction void or voidable.
18.
Relevant here, if a separate vote of the shares of Class A Common Stock was required to approve the Common Stock Increase Amendment under Section 242(b)(2), the 2020 Proxy Statement did not state that such vote was required and the potentially deficient disclosures regarding the required vote could be considered a failure of authorization. As a result, the filing of the New Certificate of Incorporation (which effected the Common Stock Increase Amendment), and any shares of the Company’s Common Stock in excess of the number of shares authorized under the Old Certificate of Incorporation issued in reliance on the effectiveness thereof, would potentially be considered defective corporate acts under Sections 204 and 205.
19.
As such, the Court has the power to validate the Common Stock Increase Amendment, the New Certificate of Incorporation and all of the shares of Common Stock issued by the Company in reliance on the validity and effectiveness of the Common Stock Increase Amendment and the New Certificate of Incorporation under Section 205.
D.
Consideration of Statutory Validation Factors under Section 205(d)
20.
Section 205(d) sets forth certain factors that the Court may consider when determining whether to ratify and validate a defective corporate act:

In connection with the resolution of matters pursuant to subsections (a) and (b) of this section, the Court of Chancery may consider the following:

(1) Whether the defective corporate act was originally approved or effectuated with the belief that the approval or effectuation was in compliance with the provisions of this title, the certificate of incorporation or bylaws of the corporation;

(2) Whether the corporation and board of directors has treated the defective corporate act as a valid act or transaction and whether any person has acted in reliance on the public record that such defective corporate act was valid;

(3) Whether any person will be or was harmed by the ratification or validation of the defective corporate act, excluding any harm that would have resulted if the defective corporate act had been valid when approved or effectuated;

(4) Whether any person will be harmed by the failure to ratify or validate the defective corporate act; and

(5) Any other factors or considerations the Court deems just and equitable.

8 Del. C. § 205(d).

21.
Belief in the Amendment’s Validity. With respect to the factor set forth in Section 205(d)(1), the Company demonstrated its good faith belief that the New Certificate of Incorporation had been properly approved through its actions taken in connection with the closing of the Merger. In the Voting Results Form 8-K, the Company disclosed that the New Certificate of Incorporation had been approved by the stockholders, and as disclosed in the Merger Closing Form 8-K, the Merger closed on December 29, 2020 in reliance on that approval. On the same day, the New Certificate of Incorporation was filed with the Delaware Secretary of State based on the belief that it had been validly approved. The Company thereafter issued shares of Common Stock in reliance on the belief that the Reclassification effected by the New Certificate of Incorporation was valid. No stockholder has challenged the validity of the New Certificate of Incorporation and, until the Boxed decision, there was no uncertainty about the Company’s capital structure.

22.
Treatment of the Amendment as Valid. With respect to the factor set forth in Section 205(d)(2), the Company has represented to its stockholders in the Voting Results Form 8-K that the New Certificate of Incorporation was validly approved and in the Merger Closing Form 8-K that the shares of Common Stock had been issued to the Company’s stockholders in connection with the Reclassification and the closing of the Merger. In numerous public filings since the closing of the Merger, the Company has disclosed to its stockholders that there are 200 million shares of Common Stock authorized and over 100 million shares of Common Stock outstanding. See, e.g., Company’s Form 10-Q, filed with the SEC on May 10, 2022; the Company’s Form 10-Q, filed with the SEC on August 9, 2022; Company’s Form 10-Q, filed with the SEC on November 8, 2022.
23.
Harm Arising from Validation. With respect to the factor set forth in Section 205(d)(3), the Company does not believe that any person would be harmed by the ratification and validation of the Company’s capital structure if this Petition is granted. In fact, such a validation would only transform the market’s pre-Boxed understanding into reality.
24.
Harm Arising from Failure to Validate. Indeed, with respect to the factor set forth in Section 205(d)(4), there are many parties that would be harmed if the Company’s capital structure is not ratified and validated by this Court.

25.
The uncertainty regarding the Company’s capital structure and the validity of its stock created by the Boxed decision is causing (and will continue to cause) the Company harm. The Company proposed the Common Stock Increase Amendment in anticipation of issuing additional shares of Common Stock. But, as a result of the uncertainty with respect to the validity of the New Certificate of Incorporation, it is not clear how many shares the Company is currently authorized to issue and the Company’s stockholders may not hold valid shares, which has caused and will continue to cause harm to the Company and its stockholders. The continued uncertainty as to the validity of the Company’s capital structure will potentially cause market disruption, disturb the Company’s corporate relationships, result in claims from holders of such shares, and could lead to consequent loss of value for the Company’s stockholders and loss of eligibility to remain listed on the New York Stock Exchange.
26.
The uncertainty regarding the validity of the Company’s capitalization may prevent the Company from raising additional debt and equity financing and could impact stock incentive programs. Financing sources will typically require the Company to be able to certify its outstanding capitalization without qualification, and therefore the uncertainty created by the Boxed decision could threaten the availability of the financing necessary to implement the Company’s business plans. Moreover, the Company is required to file its Annual Report on Form 10-K by

March 31, 2023. Because the Boxed decision has created uncertainty regarding the validity of the Company’s capital structure, there is likewise uncertainty as to the statements and representations the Company is required to make in its Form 10-K, which could in turn impact the ability of the Company’s auditors to issue an unqualified audit opinion and to provide comfort letters for capital raising activities. The Company also has an upcoming annual meeting and needs confirmation of the validity of the Common Stock Increase Amendment to determine which proposals need to be presented to the Company’s stockholders at the meeting, how many shares it has outstanding and which can vote; otherwise, its stockholders may be disenfranchised by this uncertainty. Absent clarity and the ability to take these necessary actions, the Company’s ability to remain in compliance with the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange could be at risk, and the Company’s share price and ultimately its ability to raise capital could be adversely impacted.
27.
The Company also recently entered into an at-the-market (“ATM”) financing arrangement with a sales agent, which is also subject to closing conditions including the accuracy of the Company’s representations on capitalization. The financing transactions pursuant to the ATM facility provide an accessible source of financing to the Company should it need it, but the inability of the Company or its auditors to provide required opinions or comfort letters to the sales agent may preclude accessing the markets until the requested relief is granted. The uncertainty regarding the validity of the Company’s stock could also prevent the Company from raising additional capital through other sales of securities and could raise concerns about its continuing as a going concern. The Company also relies on using its available shares for stock-based compensation for its employees, directors and officers as a means of attracting and retaining talent and as a tool to align the interests of award recipients with those of its stockholders. Employees, directors and officers that have received stock-based compensation likely made business decisions based, in part, on such equity awards, and employees that purchased shares in good faith under the Company’s employee stock purchase plan could see their investment in jeopardy.
28.
Other Factors. With respect to the factor set forth in Section 205(d)(5), several “other factors” support granting the relief requested in this Petition.
29.
First, “self-help” ratification by the Company’s stockholders under Section 204 may not be an effective alternative available to the Company. To the extent that the vote on the Common Stock Increase Amendment required the approval of the holders of the Class A Common Stock voting as a separate class, it is no longer feasible for the Company to obtain that vote through a Section 204 ratification. As detailed above, as a result of the Reclassification, the Company reclassified its shares of Class A Common Stock and Class B Common stock into a single class of Class A Common Stock, but if the New Certificate of Incorporation is not valid, it is not clear which shares of Class A Common Stock issued in the Reclassification are not valid and it may be difficult or impossible to determine which stockholders would be entitled to vote on a ratification under Section 204. This uncertainty regarding which if any of the Company’s current stockholders would be entitled to vote on a ratification would likely require the Company to file a petition under Section 205 to confirm the validity of any Section 204 ratification, which otherwise could be subject to challenge for up to 120 days. In addition, under the self-help method of Section 204, the Company would be required to file a certificate of validation with the Delaware Secretary of State to effectively ratify the New Certificate of Incorporation. 8 Del. C. § 204(e)(3) (requiring the filing of a certificate of validation in circumstances where the defective act ratified relates to a certificate previously filed with the Delaware Secretary of State). The Company understands that processing times for certificates of validation can take as long as 3-4 months, and that while a certificate of validation is being processed by the Delaware Secretary of State, the Company would not be able to obtain certificates of good standing, pay its annual franchise taxes or make any other filings with the Delaware Secretary of State. All in, pursuing the self-help process under Section 204, if it could be pursued at all, would take a minimum of 6-8 months, with the possibility of having to file a Section 205 petition to confirm the effectiveness of ratification. The additional months of uncertainty regarding the Company’s capital structure if forced to pursue a “self-help” ratification could be devastating to the Company and can be avoided if the Court grants the current relief requested by the Petitioner.
30.
Second, the Court has recently provided direction as to whether stockholders can rely on a SPAC’s capital structure. Numerous publicly traded Delaware corporations who accessed public markets via de-SPAC transactions in the past several years faced the same post-Boxed cloud of uncertainty over their capital structures. By granting these petitions, the Court has offered other SPACs a solution to a widespread problem. Continuing to craft sensible, equitable, and prompt solutions would be in keeping with both this Court’s and the State of Delaware’s reputations as the United States’ preeminent caretakers of corporate law and governance.
31.
The Company respectfully seeks this Court’s assistance to validate the New Certificate of Incorporation and all shares of Class A Common Stock issued in reliance on the validity and effectiveness of the New Certificate of Incorporation to prevent ongoing and significant harm to the Company, its business prospects, and its stockholders.

COUNT ONE
(Validation of Corporate Acts and Putative Stock Under 8 Del. C. § 205)

32.
The Company repeats and reiterates the allegations above as if fully set forth herein.
33.
The Company is authorized to bring this petition under 8 Del. C. § 205(a).
34.
Under 8 Del. C. § 205(a), this Court may determine the validity and effectiveness of any defective corporate act, any putative stock, any corporate act or transaction and any stock, rights or options to acquire stock. A defective corporate act includes any act or transaction purportedly taken by or on behalf of the corporation that is within the power of a corporation but is void or voidable due to a failure of authorization. A failure of authorization includes, among other things, the failure to authorize or effect an act or transaction in compliance with “(A) the provisions of [the DGCL], (B) the certificate of incorporation or bylaws of the corporation . . . if and to the extent such failure would render such act or transaction void or voidable.” 8 Del. C. § 204(h)(2).
35.
The Company filed the New Certificate of Incorporation with the good faith belief that it was adopted in compliance with Delaware law.
36.
The Company has treated the New Certificate of Incorporation as valid and treated all acts in reliance on the New Certificate of Incorporation as valid.
37.
Third parties, including financing sources, key business partners, stockholders, employees, officers and directors, have relied on the validity of the

New Certificate of Incorporation and treated all acts in reliance on the New Certificate of Incorporation as valid.
38.
On information and belief, no persons would be harmed by the validation of the New Certificate of Incorporation and the shares of Class A Common Stock issued in reliance on the validity and effectiveness of the New Certificate of Incorporation. The results of the Special Meeting and the filing of the New Certificate of Incorporation, including the Common Stock Increase Amendment, were all disclosed publicly, and actions have been taken in reliance thereon. The company has not received any complaints or questions regarding the results of the Special Meeting in the two-plus years that have passed since the results were announced.
39.
As previously noted, the Company, its prospects and its stockholders may be irreparably and significantly harmed absent relief from this Court.

PRAYER FOR RELIEF

WHEREFORE, the Company respectfully requests that this Court enter an order as follows:

A.
Validating and declaring effective the New Certificate of Incorporation, including the filing and effectiveness thereof, as of the date and time that the New Certificate of Incorporation was originally filed with the Delaware Secretary of State;

B.
Validating and declaring effective any and all shares of Class A Common Stock issued in reliance on the validity and effectiveness of the Common Stock Increase Amendment and the New Certificate of Incorporation in each case, as of the date and time of the original issuance of such shares, taking of such corporate actions or effectuation of such transactions; and
C.
Granting such other and further relief as this Court deems proper.

Dated: March 2, 2023

/s/ Kevin M. Gallagher

Kevin M. Gallagher (#5337)

Spencer V. Crawford (#7035) Richards, Layton & Finger, P.A.

One Rodney Square

920 North King Street

Wilmington, Delaware 19801

(302) 651-7700

Attorneys for Petitioner Danimer Scientific, Inc.